Exhibit 1.2

$600,000,000

SVB FINANCIAL GROUP

600,000 Depositary Shares, each representing a 1/100th interest in a share of

Series E Non-Cumulative Perpetual Preferred Stock

($0.001 par value per share, liquidation preference $100,000 per share)

Underwriting Agreement

October 25, 2021

BofA Securities, Inc.

As Representative of the

several Underwriters listed

in Schedule 1 hereto

c/o	BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

SVB Financial Group, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as Representative (the “Representative”), an aggregate of 600,000 depositary shares (the “Depositary Shares” or the “Securities”), each representing a 1/100th interest in a share of the Series E Non-Cumulative Perpetual Preferred Stock, par value $0.001 per share, liquidation preference $100,000 per share, of the Company (the “Preferred Stock”). The Preferred Stock, when issued, will be deposited against delivery of depositary receipts (the “Depositary Receipts”), which will evidence the Securities and will be issued under a deposit agreement (the “Deposit Agreement”) to be dated on or about the Closing Date (as defined below) among the Company, American Stock Transfer and Trust Company, LLC (the “Depositary”), and the holders from time to time of the Depositary Receipts issued thereunder. The Preferred Stock is to be issued by the Company pursuant to a certificate of designations relating to the Securities (the “Certificate of Designations”) to be filed by the Company with the Secretary of State of the State of Delaware on or before the Closing Date.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933,

as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-234713), including a prospectus relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement;” and, as used herein, the related prospectus covering the Shelf Securities dated November 15, 2019 in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with the confirmation of sales of the Securities is referred to herein as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities is hereinafter referred to as the “Prospectus” and the term “Preliminary Prospectus” means any preliminary form of the Prospectus. Any reference in this agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex B, the “Pricing Disclosure Package”): a Preliminary Prospectus dated October 25, 2021, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.

“Applicable Time” means 5:00 P.M., New York City time, on October 25, 2021.

2. Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price (the “Purchase Price”) equal to $990.00 per Security. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Pricing Disclosure Package. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(b) Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative at 10:00 A.M. New York City time on October 28, 2021, or at such other time on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment for the Securities is referred to herein as the “Closing Date.” A “business day” means a day other than Saturday or Sunday or other day on which the banking institutions in The City of New York are authorized or required by law or executive order to remain closed.

The Securities to be purchased by each Underwriter hereunder will be represented by one or more global depositary receipts representing the Securities in book-entry form, which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. Payment for the Securities to be purchased on the Closing Date shall be made against delivery to the nominee of DTC, for the respective accounts of the several Underwriters of the Securities to be purchased on such date as specified by the Representative, with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. The Securities shall be registered in such names and such denominations as the Representative shall request in writing not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

The documents to be delivered at each Closing Date by or on behalf of the parties hereto pursuant to Section 5 hereof, including the cross receipt for the Securities, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (the “Closing Location”).

(c) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Representative and the other Underwriters shall have no responsibility or liability to the Company with respect to such matters. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or any other person.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(b) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package, as of the Applicable Time, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, any Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (A) below) an “Issuer Free Writing Prospectus”) other than (A) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (B) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, at the Applicable Time, did not, and at the Closing Date and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(b) hereof. Each such Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representative as described in Section 4(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any Preliminary Prospectus deemed to be a part thereof that has not been superseded or modified.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(b) hereof.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, Prospectus or Pricing Disclosure Package, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The consolidated financial statements included or incorporated by reference in the Registration Statement, Prospectus and Pricing Disclosure Package, together with the supporting schedules, if any, and notes, comply with the applicable requirements of the Exchange Act and present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved except as otherwise stated therein. The other financial information included or incorporated by reference in each of the Registration Statement, Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, Prospectus and the Pricing Disclosure Package fairly presents in all material respects the information called for and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The selected consolidated financial data included in the Registration Statement, Prospectus and Pricing Disclosure Package present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement, Prospectus and Pricing Disclosure Package.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Prospectus or the Pricing Disclosure Package, except as otherwise stated therein, (A) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or otherwise), earnings, results of operations, business or properties of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), and (B) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock other than regular dividends on the Company’s (x) 5.250% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series A, liquidation preference of $1,000 per share, (y) Series B Non-Cumulative Perpetual Preferred Stock, liquidation preference of $100,000 per share and (z) Series C Non-Cumulative Perpetual Preferred Stock, liquidation preference of $100,000 per share.

(h) Organization and Good Standing. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Prospectus and Pricing Disclosure Package

and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not result in a Material Adverse Effect. The Company is duly registered as a bank holding company and has validly elected to be treated as a financial holding company under the Bank Holding Company Act of 1956, as amended.

(i) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, Prospectus and Pricing Disclosure Package as of the date disclosed therein; the capital stock of the Company conforms as to legal matters in all material respects to the description thereof; and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(j) Stock Options. Except as would not reasonably be expected to have a Material Adverse Effect, with respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (A) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (B) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, (C) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the Nasdaq Global Select Market and any other exchange on which Company securities are traded, (D) the per share exercise price of each Stock Option was equal to the fair market value of a share of Common Stock on the applicable Grant Date and (E) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. Except in accordance with the terms of its insider trading policy, the Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(k) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”), to file the Certificate of Designations with the Secretary of State of the State of Delaware, to sell and issue the Securities, to issue and deliver the Preferred Stock and to perform its obligations hereunder and under the Deposit Agreement and Certificate of Designations; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby or by the Pricing Disclosure Package and the Prospectus has been duly and validly taken.

(l) The Securities. The Preferred Stock has been duly authorized by the Company and, when issued, delivered and paid for as provided under the Transaction Documents, will be duly and validly issued, fully paid and nonassessable. The Securities, and the deposit of the Preferred Stock in accordance with the provisions of the Deposit Agreement, have been duly authorized and, when the Securities have been issued, delivered and paid for, and the Depositary Receipts have been duly executed and delivered by the Depositary, each in accordance with this Agreement and the Deposit Agreement, the Securities will be duly and validly issued and outstanding, and the holders of the Securities will be entitled to the benefits of the Deposit Agreement and the Depositary Receipts, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing (collectively, the “Enforceability Exceptions”).

(m) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(n) The Certificate of Designations and the Deposit Agreement. On or before the Closing Date: (i) the Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware; and (ii) the Deposit Agreement will have been duly authorized, executed and delivered by the Company, and, assuming due execution and delivery in accordance with its terms by the Depositary, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(o) Descriptions of the Securities and the Deposit Agreement. The Securities and the Deposit Agreement conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(p) No Violation or Default. Neither the Company nor any of its subsidiaries is (x) in violation of its charter or by-laws (or equivalent documents) or (y) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject, except in the case of clause (y), for such defaults that would not result in a Material Adverse Effect or have a material adverse effect on the consummation of the transactions contemplated hereby. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities, the consummation of the transactions contemplated by the Transaction Documents and in the Registration Statement, Prospectus and Pricing Disclosure Package and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any U.S. Federal or state statute, any rule, regulation or order of any governmental agency or body or of any national securities exchange, or any U.S. Federal or state court having jurisdiction over the Company or any Significant Subsidiaries (defined below) of the Company or any of their respective properties, (B) any agreement or instrument to which the

Company or any such Significant Subsidiary is a party or by which the Company or any such Significant Subsidiary is bound or to which any of the properties of the Company or any such Significant Subsidiary is subject, or (C) the charter or by-laws of the Company or any such Significant Subsidiary, except, in the case of clauses (A) and (B) above, for such breaches, violations or defaults that do not and would not have, individually or in the aggregate, a Material Adverse Effect.

(q) Certain Disclosures. The statements relating to the Securities, the Transaction Documents, the Preferred Stock, legal matters, documents or proceedings, as applicable, included in (A) the Pricing Disclosure Package and the Prospectus under the captions “Description of the Series E Preferred Stock,” “Description of the Depositary Shares,” “Description of Capital Stock” and “Description of Depositary Shares” and “Underwriting” and (B) the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 under the captions “Part I, Item 1—Business—Supervision and Regulation” except, in the case of clause (B), as disclosed elsewhere in the Pricing Disclosure Package or the Prospectus, as applicable, and in each case of clauses (A) and (B) insofar as such statements constitute summaries of the terms of the Securities, the Deposit Agreement and the Preferred Stock or the legal matters, documents or proceedings, as applicable, referred to therein fairly summarize in all material respects such terms, matters, documents or proceedings.

(r) No Consents Required. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any U.S. Federal or state court or governmental agency or body, or of any national securities exchange, is required for the authorization, execution and delivery by the Company of each of the Transaction Documents or the performance by the Company of its obligations under the Transaction Documents including the offering, issuance, sale and delivery of the Securities or the consummation by the Company of the transactions contemplated by the Transaction Documents, except as such as have already been made or obtained, or will be made or obtained prior to the Closing Date, or as may be required under the blue sky or securities laws of the various states.

(s) Legal Proceedings. Other than as set forth in the Registration Statement, Prospectus and Pricing Disclosure Package, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign (each, a “Proceeding”), now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which (A) could reasonably be expected to result in a Material Adverse Effect or (B) could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no Proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are not so described in all material respects.

(t) Independent Accountants. KPMG LLP, who have audited the consolidated financial statements of the Company and its subsidiaries included in the Registration Statement, Prospectus and Pricing Disclosure Package, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(u) Title to Real and Personal Property. Except as disclosed in the Registration Statement, Prospectus and Pricing Disclosure Package, the Company and its Significant Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, except for liens, encumbrances and defects that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Registration Statement, Prospectus and Pricing Disclosure Package, the Company and its Significant Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(v) Title to Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on their businesses as presently conducted and the Company and its subsidiaries have not received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that, in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(w) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(x) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(y) Taxes. The Company and its subsidiaries have filed all U.S. Federal, state, local and foreign tax returns or reports required to be filed, and have paid in full all taxes indicated by said returns or reports and all assessments received by it or any of them to the extent that such taxes have become due and payable, except where the Company and its subsidiaries are contesting in good faith such taxes and assessments and except where the failure to so file or pay would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(z) Licenses and Permits. The Company and its subsidiaries possess adequate certificates, authorizations or permits issued by appropriate U.S. Federal or state or other governmental agencies or bodies necessary to conduct the business now operated by them in all material respects or contemplated in connection with the sale of the Securities and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(aa) No Labor Disputes. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company or any of its subsidiaries, which, in either case, would result in a Material Adverse Effect.

(bb) Compliance With Environmental Laws. The Company and its subsidiaries are (A) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not have a Material Adverse Effect.

(cc) Compliance With ERISA. The Company is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect.

(dd) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, (B) have been evaluated for effectiveness as of the end of the annual or quarterly period reported to the Commission and (C) are effective to perform the functions for which they were established. In addition, prior to the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, each of the Company’s auditors and the Audit Committee of the Company’s Board of Directors had been advised of (x) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; and, since such date, except as disclosed to the Representative, neither the Company’s auditors nor the Audit Committee of the Company’s Board of Directors have been advised of any such significant deficiencies and material weaknesses or fraud. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls over financial reporting or in other factors that could significantly and adversely affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ee) Accounting Controls. The Company maintains a system of “internal control over financial reporting” sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with the management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ff) Insurance. The Company and its Significant Subsidiary maintain insurance of the types and in the amounts generally deemed adequate by them in their respective businesses and as required by the rules and regulations of all governmental agencies having jurisdiction over the Company or the Bank (defined below), all of which insurance is in full force and effect, except as would not be expected to be material to the Company and the Bank, taken as a whole.

(gg) No Unlawful Payments. Neither the Company nor its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has, directly or indirectly, at any time during the past five years (A) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, (B) made any payment to any U.S. Federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (C) taken or is aware of any action that would result in a violation by such persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, or (D) violated or is in violation of any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law.

The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(hh) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ii) Compliance with Sanctions Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, currently Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions, or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(jj) No Restrictions on Subsidiaries. Except for such prohibitions that would not be material to the Company and its subsidiaries taken as a whole or restrictions under law applicable to bank holding companies and their subsidiaries generally, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(kk) No Broker’s Fees. Except as disclosed in the Registration Statement, Prospectus and Pricing Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment for the offer and sale of the Securities as contemplated by this Agreement.

(ll) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(mm) No Stabilization. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in the unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(nn) Margin Rules. None of the Company, any of the Company’s subsidiaries or any agent thereof acting on behalf of them has taken, and none of them will take, any action that could reasonably be expected to cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(oo) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(pp) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(qq) Significant Subsidiary. Silicon Valley Bank (the “Bank”) is the only “significant subsidiary” of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X) (the “Significant Subsidiary”). The Significant Subsidiary has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Prospectus and Pricing Disclosure Package and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Bank has been duly organized and is a state-chartered bank, validly existing and in good standing under the laws of the State of California, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The

Bank is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, Prospectus and Pricing Disclosure Package, all of the issued and outstanding capital stock of the Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding shares of capital stock of the Significant Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of the Significant Subsidiary.

(rr) Compliance with Banking Laws. The Company, the Bank and, to the knowledge of the Company, the Company’s other subsidiaries are in compliance in all material respects with all laws administered by and regulations of any federal or state bank regulatory authority applicable to it or to them (including, without limitation, all regulations and orders of, or agreements with, any Regulatory Agency (as defined below) and the Consumer Financial Protection Bureau, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act and Title III of the U.S.A. Patriot Act), except where the failure to be in compliance would not result in a Material Adverse Effect. The Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (the “FDIC”) and the California Department of Business Oversight (each a “Regulatory Agency”) are the principal regulators of the Company and the Bank. The Company is not subject to any order of any Regulatory Agency which prohibits the payment of dividends by any of its subsidiaries.

(ss) FDIC Status. The Bank is an insured bank under the provisions of the Federal Deposit Insurance Act, as amended, and is a member of the Federal Reserve System. The deposit accounts of the Bank are insured up to the applicable limits by the FDIC to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the revocation or termination of such insurance is pending or, to the knowledge of the Company, threatened.

(tt) Cybersecurity; Data Protection. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all of the Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) and all data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses and there have been no breaches, violations, outages or unauthorized uses of or accesses to same that would cause or would reasonably be expected to cause a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company: (i) will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; will file any Issuer Free Writing Prospectus (including the term sheet substantially in the form of Schedule 2 hereto) to the extent required by Rule 433 under the Securities Act; (ii) will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and during the Prospectus Delivery Period (as defined below); and (iii) will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representative, one signed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus (other than (x) an amendment or supplement to the Registration Statement effected solely by virtue of the Company making a filing under the Exchange Act or (y) the filing of prospectuses, preliminary prospectuses, preliminary prospectus supplements, issuer free-writing prospectuses and other documents pursuant to Rule 424(b) or Rule 433 under the Securities Act, in each case of clauses (x) and (y) which is unrelated to the Securities, the offering thereof or the Prospectus), whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing: (i) when any amendment to the Registration Statement has been filed or becomes effective (other than any amendment to the Registration Statement effected solely by virtue of the Company making a filing under the Exchange Act which is unrelated to the Securities, the offering thereof or the Prospectus); (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information relating to the offering of the Securities; (iv) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date: (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Representative by filing its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on a timely basis pursuant to the Commission’s Electronic Data Gathering, Analysis, and Retrieval filing system an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Clear Market. During the period from the date hereof through and including the day that is 30 calendar days after the date hereof, the Company will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any shares of its preferred stock (other than the shares of Preferred Stock to be deposited with the Depositary pursuant to the Transaction Documents) or any securities convertible into or exercisable or exchangeable for the Company’s preferred stock, Securities or Depositary Receipts (other than the Securities and Depositary Receipts to be issued and sold pursuant to the Transaction Documents) issued by the Company or any of its subsidiaries, other than, in each case, any shares of the Company’s Series D Preferred Stock or depositary receipts representing the same to be sold pursuant to a separate underwriting agreement with the Underwriters dated as of the date hereof.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(k) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(l) DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(m) Eligibility of Automatic Shelf Registration Statement Form. If at any time when Securities remain unsold by the Underwriters the Company receives a notice from the Commission pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form or the Registration Statement during the Prospectus Delivery Period, the Company will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to such Securities, in a form and substance reasonably satisfactory to the Representative, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Representative of such effectiveness. The Company will take all other reasonable action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the “Registration Statement” shall include such new registration statement or post-effective amendment, as the case may be.

5. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if the Securities or any other debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries are rated by a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act, (i) no downgrading shall have occurred in the rating accorded to the Securities or any other such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or any other such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change and Officers’ Certificates. At the Closing Date, there shall not have been, in the judgment of the Representative, since the date hereof or since the respective dates as of which information is given in the Registration Statement, Prospectus and Pricing Disclosure Package, any material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or otherwise), earnings, results of operations, business or properties of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the Chief Executive Officer, President or an executive officer of the Company and of the Chief Financial Officer of the Company, in their capacities as such, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company herein are true and correct with the same force and effect as though expressly made at and as of the Closing Date and (iii) the Company has complied with all agreements and satisfied all conditions on its part contained herein to be performed or satisfied at or prior to the Closing Date.

(e) Comfort Letters. On the date of this Agreement and on the Closing Date, KPMG LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than two business days prior to such Closing Date.

(f) Opinions and Disclosure Letter for the Company. Sullivan & Cromwell LLP, counsel for the Company shall have furnished to the Representative, at the request of the Company, their written opinion and disclosure letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-1 and A-2 hereto.

(g) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(i) Good Standing. The Representative shall have received on and as of the Closing Date (i) satisfactory evidence of the good standing of the Company and the Bank in their respective jurisdictions of organization and (ii) their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case of clauses (i) and (ii) in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(j) Certificate of Designations. The Certificate of Designations shall have been duly filed with the Secretary of State of Delaware and with all other offices where such filing is required, on or before the Closing Date.

(k) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(l) CFO Certificate. On the Closing Date, the Chief Financial Officer of the Company shall have furnished a certificate covering certain financial data included or incorporated by reference in the Prospectus, in form and substance reasonably satisfactory to the Representative.

(m) Deposit Agreement. The Deposit Agreement shall have been duly executed and delivered by a duly authorized officer of the Company and the Depositary.

(n) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

6. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d), any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended) or in any materials or information provided to investors by, or with the written approval of, the Company in connection with the marketing of the offering of the Securities, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (collectively, “Marketing Materials”), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d), or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended) or in any Marketing Materials, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting (Conflicts of Interest)” and the information regarding market-making contained in the seventh paragraph under the caption “Underwriting (Conflicts of Interest).”

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representative and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

7. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

8. Termination. The Representative may terminate this Agreement at any time at or prior to the Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, any material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or otherwise), earnings, results of operations, business or properties of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, or if trading generally on the New York Stock Exchange or in the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or any other governmental authority, (iv) a material disruption has occurred in commercial banking or securities or clearance, settlement or trading services in the United States, or (v) if a banking moratorium has been declared by Federal, New York or California authorities.

9. Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days (or longer if mutually agreed between the Company and the non-defaulting Underwriters) in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate amount of Securities that remains unpurchased on the Closing Date does not exceed one-eleventh of the aggregate amount of Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the amount of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate amount of Securities that remain unpurchased on the Closing Date exceeds one-eleventh of the aggregate amount of Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

10. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Depositary and any transfer or paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by FINRA and the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b) If (i) this Agreement is terminated by the Representative in accordance with the provisions of Section 8 hereof, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company shall reimburse the Underwriters for all of their reasonable out of pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

14. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 15:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16. Miscellaneous. (a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o BofA Securities, Inc., 1540 Broadway, NY8-540-26-02, New York, New York 10036, Fax: (646) 855-5958, Attn: High Grade Transaction Management/Legal. Notices to the Company shall be given to it at 3003 Tasman Drive, Santa Clara, California, attention of Chief Financial Officer, with a copy to Sullivan & Cromwell LLP, attention of Jared M. Fishman.

(c) Governing Law. This Agreement, and any claim controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

SVB FINANCIAL GROUP

By:	/s/ Dan Beck
Name: Daniel Beck
Title: Chief Financial Officer

[Signature Page – Underwriting Agreement]

Accepted as of the date hereof for itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

BOFA SECURITIES, INC.

By:	/s/ Pankaj Vasudev
Name: Pankaj Vasudev
Title: Managing Director

[Signature Page – Underwriting Agreement]

Schedule 1

Underwriter	Aggregate Number of Securities
BofA Securities, Inc.	570,000
SVB Leerink LLC	30,000

Total	600,000

Schedule 2

PRICING TERM SHEET

[Attached]

Filed pursuant to Rule 433

Registration Statement No. 333-234713

SVB FINANCIAL GROUP

$600,000,000

600,000 Depositary Shares, Each Representing a 1/100th Interest in a Share of

Series E Non-Cumulative Perpetual Preferred Stock

Liquidation Preference $100,000 Per Share of Preferred Stock (equivalent to $1,000 Per Depositary Share)

Term Sheet

October 25, 2021

The following information relates only to SVB Financial Group’s offering (the “Offering”) of Depositary Shares, each representing a 1/100th interest in a share of its Series E Non-Cumulative Perpetual Preferred Stock and should be read together with the preliminary prospectus supplement dated October 25, 2021 relating to this Offering and the accompanying prospectus dated November 15, 2019 (collectively, the “Preliminary Prospectus”), including the documents incorporated by reference therein. This information supersedes the information in the Preliminary Prospectus to the extent it is inconsistent with the information in the Preliminary Prospectus.

Issuer:	SVB Financial Group (the “Issuer”)

Security:	600,000 Depositary Shares (the “Depositary Shares”), each Representing a 1/100th Interest in a Share of Series E Non-Cumulative Perpetual Preferred Stock (“Series E Preferred Stock”)

Size:	$600,000,000 (600,000 Depositary Shares)

Expected Security Ratings*:	Baa2 (S) / BB (Pos) (Moody’s / S&P)

Trade Date:	October 25, 2021

Settlement Date:	October 28, 2021 (T+3)**

Maturity:	Perpetual

Offering Price Per Depositary Share:	$1,000

Aggregate Offering Price:	$600,000,000

Liquidation Preference:	$100,000 per share of Series E Preferred Stock (equivalent to $1,000 per Depositary Share)

First Dividend Reset Date:	November 15, 2031

Dividend Reset Date:	The First Dividend Reset Date and each date falling on the tenth anniversary of the preceding Dividend Reset Date.

2

Dividend Reset Period:	The period from and including the First Dividend Reset Date to, but excluding, the next following Dividend Reset Date and thereafter each period from and including each Dividend Reset Date to, but excluding, the next following Dividend Reset Date.

Dividend Payment Dates:	If declared, February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2022.

Dividend Rate (Non-Cumulative):

From the date of original issue to, but excluding the First Dividend Reset Date, 4.700% per annum on the stated amount of $100,000 per Preferred Share (equivalent to $1,000 per Depositary Share).

From, and including, the First Dividend Reset Date, at a rate per annum equal to the ten-year U.S. Treasury Rate (as defined in the Preliminary Prospectus) as of the most recent dividend payment date (as defined in the Preliminary Prospectus) plus 3.064%, on the stated amount of $100,000 per Preferred Share (equivalent to $1,000 per Depositary Share).

Day Count:	30/360

Optional Redemption:	The Series E Preferred Stock (and thus a proportionate number of Depositary Shares) may be redeemed at the Issuer’s option, (i) in whole or in part, from time to time, on any dividend payment date on or after November 15, 2031 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event (as defined in the Preliminary Prospectus), in each case at a redemption price equal to $100,000 per share of Series E Preferred Stock (equivalent to $1,000 per Depositary Share), plus any declared and unpaid dividends to, but excluding, the date fixed for redemption, without accumulation of any undeclared dividends.

Underwriting Discount:	$10.00 per Depositary Share

Proceeds to Issuer (before expenses):	$594,000,000

CUSIP/ISIN:	78486Q AQ4/US78486QAQ47

Sole Book-Running Manager:	BofA Securities, Inc.

Co-Manager:	SVB Leerink LLC

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
**

We expect that delivery of the Depositary Shares will be made against payment therefor on or about the original issue date specified in this Term Sheet, which will be the third business day following the date of this Term Sheet (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Depositary Shares prior to the second business day preceding the date of delivery will be required, by virtue of the fact that the Depositary Shares initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Depositary Shares who wish to trade the Depositary Shares prior to the second business day prior to their date of delivery should consult their own advisors.

The issuer has filed a registration statement including a prospectus and a prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request them by calling BofA Securities, Inc. at 1-800-294-1322.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

3

Annex A-1

FORM OF OPINION OF COMPANY COUNSEL

[•], 2021

BofA Securities, Inc.,

One Bryant Park,

New York, New York 10036

As Representative of the Several Underwriters

Ladies and Gentlemen:

In connection with the several purchases today by you and the other Underwriters named in Schedule I to the Underwriting Agreement, dated [•], 2021 (the “Underwriting Agreement”), between SVB Financial Group, a Delaware corporation (the “Company”), and you, as Representative of the several Underwriters named in Schedule I thereto (collectively, the “Underwriters”), of [•] depositary shares (the “Depositary Shares”), each representing a 1/100th interest in one share of the Company’s Series E Non-Cumulative Perpetual Preferred Stock, liquidation preference of $100,000 per share (the “Preferred Shares,” and together with the Depositary Shares, the “Securities”), evidenced by depositary receipts (the “Depositary Receipts”), issued pursuant to the Deposit Agreement, dated [•], 2021 (the “Deposit Agreement”), among the Company and American Stock Transfer and Trust Company, LLC, as depositary (the “Depositary”), and the holders from time to time of the Depositary Receipts, we, as counsel for the Company, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

(1) The Company is an existing corporation in good standing under the laws of the State of Delaware.

(2) The Preferred Shares have been duly authorized and validly issued and are fully paid and nonassessable, and are free and clear of any preemptive rights under the laws of the State of Delaware, the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws.

(3) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Covered Laws for the issuance of the Securities in accordance with the Deposit Agreement and the sale and delivery of the Securities by the Company to the Underwriters in accordance with the Underwriting Agreement have been obtained or made.

A-1-1

(4) The issuance of the Securities in accordance with the Deposit Agreement and the sale and delivery of the Securities by the Company to the Underwriters in accordance with the Underwriting Agreement does not violate any Covered Laws.

(5) The issuance of the Securities in accordance with the Deposit Agreement and the sale and delivery of the Securities by the Company to the Underwriters in accordance with the Underwriting Agreement does not, (a) violate the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, in each case as in effect on the date hereof, or (b) result in a default under or breach or violation of the agreements listed on Annex A to this opinion.

(6) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(7) The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. We express no opinion, however, as to the indemnification provisions contained in Section 5.6 of the Deposit Agreement.

(8) Upon due issuance by the Depositary of the Depositary Receipts evidencing the Depositary Shares against the deposit of the Preferred Shares in accordance with the provisions of the Deposit Agreement and against payment therefor in accordance with the Underwriting Agreement, the Depositary Receipts will be validly issued and will entitle the persons in whose names the Depositary Receipts are registered to the rights specified therein and in the Deposit Agreement, in each case subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(9) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus Supplement dated [•], 2021, relating to the Securities, would not be on the date hereof an “investment company” as defined in the Investment Company Act of 1940.

(10) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Bank Holding Company Act of 1956, as amended, or by Silicon Valley Bank, a wholly owned subsidiary of the Company, under the Federal Deposit Insurance Act, as amended, including the regulations adopted thereunder by the Board of Governors of the Federal Reserve System or the Federal Deposit Insurance Corporation, as applicable (collectively, the “Banking Laws”), for the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement have been obtained or made.

A-1-2

In connection with our opinion set forth in paragraph (1) above, we have relied solely on a good standing certificate for the Company issued by the Secretary of State of the State of Delaware and we have assumed that the Company has been duly incorporated.

For purposes of the opinions in paragraphs (3) and (4) above, “Covered Laws” means the Federal laws of the United States, the General Corporation Law of the State of Delaware, and the statutory laws of the State of New York (including the published rules and regulations thereunder) that in our experience normally are applicable to general business corporations and the issuance, sale and delivery of the Securities; provided, however, that such term does not include Federal or state securities laws, antifraud laws or fraudulent transfer laws, tax laws, the Employee Retirement Income Security Act of 1974, antitrust laws or any law that is applicable to the Company, the Securities or the issuance, sale or delivery thereof solely as part of a regulatory regime applicable to the Company or its affiliates due to its or their status, business or assets.

We express no opinion in paragraph (10) above with respect to provisions of the Banking Laws as to safety and soundness, unsafe and unsound practices or requirements of a prudential nature applicable thereunder, and we express no opinion on whether any purchaser may be required to file any application or notice under any Banking Law or other law. Insofar as performance by the Company of its obligations under the Underwriting Agreement is concerned, we express no opinion in paragraph (10) above as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, including, without limitation, the depositary institutions conservatorship and receivership related provisions of the Banking Laws, as applicable.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have also relied as to certain matters upon information obtained from public officials, officers of the Company and other sources believed by us to be responsible. We have assumed that the Depositary Receipts have been duly issued against deposit of the Preferred Shares with the Depositary in accordance with the Deposit Agreement, that the Deposit Agreement has been duly authorized, executed and delivered by the Depositary, that the Preferred Shares have been duly recorded by a transfer agent and duly registered by a registrar thereof in the direct registration system of the Company, that the notice required by Section 151(f) of the General Corporation Law of the State of Delaware will be given to the holders of Preferred Shares within a reasonable time following the issuance of the Preferred Shares, that the certificate evidencing the Depositary Receipts conforms to the specimen thereof examined by us, that the Depositary Receipts have been duly executed and delivered by one of the Depositary’s authorized officers and, if necessary, have been duly countersigned by the registrar for the Depositary Shares, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

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This opinion is furnished by us, as counsel to the Company, to you, as Representative of the Underwriters, solely for the benefit of the Underwriters in their capacity as such, and may not be relied upon by any other person. This opinion may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.

Very truly yours,

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Annex A

1.	Senior Indenture between SVB Financial Group and U.S. Bank National Association, as Trustee, dated as of September 20, 2010.

2.	Office Lease Agreement between Silicon Valley Bank, as Tenant, and CA-Lake Marriott Business Park Limited Partnership, as Landlord, dated as of September 15, 2004.

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Annex A-2

FORM OF NEGATIVE ASSURANCE LETTER OF COMPANY COUNSEL

[•], 2021

BofA Securities, Inc.,

One Bryant Park,

New York, New York 10036

As Representative of the Several Underwriters

Ladies and Gentlemen:

This is with reference to the registration under the Securities Act of 1933 (the “Securities Act”) and offering by SVB Financial Group, a Delaware corporation (the “Company”), of [•] depositary shares (the “Securities”), each representing a 1/100th interest in one share of the Company’s Series E Non-Cumulative Perpetual Preferred Stock, liquidation preference of $100,000 per share, evidenced by depositary receipts (the “Depositary Receipts”) to be issued pursuant to the Deposit Agreement, dated [•], 2021 (the “Deposit Agreement”), among the Company and American Stock Transfer and Trust Company, LLC, as depositary (the “Depositary”), and the holders from time to time of the Depositary Receipts.

The Registration Statement relating to the Securities (File No. 333-234713) was filed on Form S-3 in accordance with procedures of the Securities and Exchange Commission (the “Commission”) permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment, document incorporated by reference therein or prospectus supplement that provides information relating to the terms of the securities and the manner of their distribution. The Securities have been offered by the Prospectus, dated November 15, 2019 (the “Basic Prospectus”), as supplemented by the Prospectus Supplement, dated [•], 2021 (the “Prospectus Supplement”), which updates or supplements certain information contained in the Basic Prospectus. The Basic Prospectus, as supplemented by the Prospectus Supplement, does not necessarily contain a current description of the Company’s business and affairs since it provides information as of its date and, pursuant to Form S-3, it incorporates by reference certain documents filed with the Commission that contain information as of various dates.

As counsel to the Company, we reviewed the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the documents listed in Annex A (those listed documents, taken together with the Basic Prospectus, being referred to herein as the “Pricing Disclosure Package”) and participated in discussions with your representatives and those of the Company and its accountants. Between the date of the Prospectus Supplement and the time of delivery of this letter, we participated in further discussions with your representatives and those of the Company and its accountants, concerning certain matters relating to the Company and reviewed certificates of certain officers of the Company, and letters addressed to you from the Company’s accountants. On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the

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applicable law (including the requirements of Form S-3 and the character of prospectus contemplated thereby) and the experience we have gained through our practice under the Securities Act, we confirm to you that, in our opinion, the Registration Statement, as of the date of the Prospectus Supplement, and the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Also, we confirm to you that the statements contained in the Prospectus Supplement and the Pricing Disclosure Package under the captions “Description of the Series E Preferred Stock,” “Description of the Depositary Shares”, “Description of Capital Stock”, “Description of Depositary Shares”, and “Underwriting (Conflicts of Interest),” insofar as they relate to provisions of the Company’s Amended and Restated Certificate of Incorporation, the Certificate of Designations with respect to the Company’s Series E Preferred Stock, the Deposit Agreement and the Underwriting Agreement with respect to the Securities therein described and insofar as relevant to the offering of the Securities, constitute a fair and accurate summary of such provisions in all material respects, and that the statements set forth in the Prospectus Supplement and the Pricing Disclosure Package under the caption “Material U.S. Federal Tax Considerations,” insofar as they relate to provisions of United States Federal tax law therein described, and under the caption “Employee Retirement Income Security Act”, insofar as they relate to provisions of the U.S. Employee Retirement Income Security Act of 1974, as amended, and regulations or legal conclusions with respect thereto, constitute a fair and accurate summary of such provisions in all material respects, subject to the limitations set forth therein.

Further, nothing that came to our attention in the course of such review has caused us to believe that, insofar as relevant to the offering of the Securities,

1. the Registration Statement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or

2. the Pricing Disclosure Package, as of [•] p.m. on [•], 2021, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

3. the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4. We also advise you that nothing that came to our attention in the course of the procedures described in the second sentence of the preceding paragraph has caused us to believe that, insofar as relevant to the offering of the Securities, the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, except to the extent specifically noted in the last sentence of the second preceding paragraph. Also, we do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, as to management’s report of its assessment of the effectiveness of the Company’s internal control over financial reporting or the auditors’ report as to the Company’s internal control over financial reporting, each as included in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package.

This letter is furnished by us, as counsel to the Company, to you, as Representative of the several Underwriters, solely for the benefit of the Underwriters in their capacity as such, and may not be relied upon by any other person. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.

Very truly yours,

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Annex A

1.	Preliminary Prospectus Supplement, Subject to Completion, dated [•], 2021 to Basic Prospectus, dated November 15, 2019.

2.	Pricing Term Sheet, dated [•], 2021.

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Annex B

PRICING DISCLOSURE PACKAGE

1.	Preliminary Prospectus dated [•], 2021

2.	Issuer Free Writing Prospectus attached to this Agreement as Schedule 2